FingerMotion Reports Q2 2025 Financial Results

SINGAPORE / NEWSFILE / October 16, 2024 / FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, is pleased to report its financial results for the second quarter of fiscal 2025 for the period ended August 31, 2024. To review the full financial results, please view the Company's recent 10-Q filing at www.sec.gov/edgar/search or on the Company's website at www.fingermotion.com/investor-relations/financial-information/details, which should be read in connection with this news release.

Q2 2025 Financial Summary (results expressed in US$ unless otherwise indicated):

  Reported quarterly revenue of $8.46 million (includes Telecommunications Products & Services, SMS & MMS Business, and Command & Communication), a decrease of $0.82 million or 9% compared to Q2 of fiscal 2024;
  Reported quarterly decrease in Telecommunications Products & Services business revenue of $0.77 million or 8% compared to Q2 of fiscal 2024;
  Reported SMS & MMS business revenue of $3,770 compared to $8,192 in Q2 of fiscal 2024;
  Reported quarterly Command & Communication revenue of $28,730 compared to $0 in Q2 of fiscal 2024:
  Reported quarterly Big Data revenue of $0 compared to $76,746 in Q2 of fiscal 2024;
  Reported quarterly cost of revenue of $8.16 million, an increase of $0.72 million or 10% compared to Q2 of fiscal 2024;
  Reported a gross profit of $0.30 million, a decrease of $1.54 million or 84% compared to Q2 of fiscal 2024;
  Reported quarterly loss attributable to the Company’s shareholders of $1.69 million, an increase of $1.55 million or 1,159% compared to Q2 of fiscal 2024;
  Reported basic and diluted loss per share of $(0.03) versus a loss per share of $(0.00) for Q2 of fiscal 2024;
  At August 31, 2024, FingerMotion had $810,284 in cash and cash equivalents, a working capital surplus of $9,708,861 and shareholders' equity of $9,878,372;
  At August 31, 2024, Total Assets were $30.19 million, Total Current Liabilities were $20.24 million and Total Liabilities were $20.31 million;
  52,712,850 shares of common stock were issued and outstanding as of August 31, 2024.

“While Q2 2025 presented challenges for our Company, we are encouraged by the continued growth in our Cloud business segment,” stated Martin Shen, CEO of FingerMotion. “Although our overall gross margin decreased compared to Q2 2024, we saw a positive shift in our product mix, with increased revenue from our higher-margin Cloud services. We are confident in our ability to optimize our product mix and improve our gross margin performance in the future.”

Mr. Shen also stated, “Going forward we expect our cloud-based services and Command & Communication segment to drive significant revenue growth for the balance of this fiscal year.”

General and administrative expenses decreased by $86,320 or 5% during Q2 2025, while marketing cost increased by $13,145 or 22%. Share compensation expenses increased by $26,145 or 17%.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:
FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Investor Relations Contact:
Skyline Corporate Communications Group, LLC
Scott Powell, President
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: info@skylineccg.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy our securities.